Merrill Lynch

Global Markets & Investment Banking Group

Presentation to the Special Committee of the Board of Directors and the Board of Directors of Newton Regarding Project Discovery October 10, 2005 CONFIDENTIAL Exhibit (C)(2)

CONFIDENTIAL
Presentation to the Special Committee of the Board of
Directors and the Board of Directors of Newton
Disclaimer
The information contained in this presentation was obtained solely from Newton (“Newton”) management and from public sources. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has used and relied upon such information in the preparation of this presentation and does not assume responsibility for independent verification of any such information, and makes no representation or warranty in respect of the accuracy or completeness of such information
This presentation has been prepared for the use of the Board of Directors, the Special Committee of the Board of
Directors and Management of Newton only. It is confidential and may not be disclosed or provided to any third parties except as may be required by applicable law or the Securities and Exchange Commission. This material is not intended to provide the sole basis for evaluation of the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise
This presentation is prepared as of October 6, 2005 and reflects information made available to us prior to such date. It does not include information regarding all of the assessments made by Merrill Lynch in arriving at its conclusions.
Actual results may vary from the estimates, valuations or projections and such variations may be material

CONFIDENTIAL
Table of Contents
Regarding Project Discovery
1.  Overview of Proposed Transaction
2.  Review of Process
3.  Situation Overview
4.  Review of Newton Financial Projections
5.  Newton Valuation Analysis
Appendix
- “Rules of the Road”

Overview of Proposed Transaction

CONFIDENTIAL

Overview of Proposed Transaction
Summary of Proposed Terms
Proposed Transaction:
$10.00 cash per share for 100% of Newton common stock
not
held by VUN (“Minority Shares”)
(1)
$10.00 cash per share for 2.5 million shares of Newton common stock held by VUN (“VUN Shares”)
(2)
Represents $2.34 of cash per VUN share
Remaining VUN shares exchanged for Galileo equity equal to approximately 14.5% of total equity
Financing:
Combination of Galileo and Newton available cash and a $110 million commitment letter from GE
Capital
$85 million Term Loan
$25 million Revolving Credit Facility
Transaction conditioned upon funding such commitment
Options and Unvested
Restricted Shares:
All unvested options and unvested restricted shares vest upon close
Existing options will be converted into the right to receive an amount in cash equal to the difference between the offer price of $10.00 and the aggregate exercise price, multiplied by the number of shares of common stock underlying the options
Tax Treatment: Transaction taxable to Newton stockholders to extent of cash received
____________________
(1) Assumes 10.0mm Minority Shares.
(2)     Assumes 10.7mm VUN Shares.

CONFIDENTIAL

Overview of Proposed Transaction
Summary of Proposed Terms (Cont’d)
Reps and Warranties:
Customary representations and warranties for transactions of this type in this industry
Covenants:
Customary covenants for transactions of this type in this industry
Termination:
Galileo may terminate if Newton’s Board/Special Committee
(i)   modifies or withdraws its recommendation
(ii)  endorses or enters into an alternative transaction
(iii) fails to recommend rejection of a third party tender offer
Subject to Galileo’s right to match, Newton may terminate in order to accept a superior proposal
Standard termination provisions, including
(i)  termination by one party for breaches of certain of the other party’s obligations or uncured breaches of its representations and warranties
(ii) mutual termination rights for failure to obtain the required stockholder approval at the stockholder meeting
Conditions to Closing:
Absence of material adverse effect on Newton business
Stockholder approval by a majority of the outstanding shares, as well as a majority of the voting
Minority Shares
Consummation of share exchanges with VUN stockholders
Funding under financing commitment
Regulatory approvals, including Hart-Scott clearance

CONFIDENTIAL

Overview of Proposed Transaction
Summary of Proposed Terms (Cont’d)
Break-up Fees:
Termination fee of $4,375,000 payable in cash by Newton to Galileo
(i)  if Galileo terminates because Newton’s board changes its recommendation
(ii) Newton terminates to accept a superior proposal
If either party terminates because the required stockholder approval is not received before the drop-
dead date or Newton fails to comply with its covenants under the merger agreement, and a third party has made a proposal to acquire Newton before such termination, then
(i)  Newton must pay Galileo’s expenses up to $500,000
(ii) if Newton enters into an alternative transaction within 12 months of termination, Newton must pay Galileo $4,375,000 less the expenses previously paid
Termination fee of $4,375,000 payable in cash by Galileo to Newton if either party terminates the merger agreement because Galileo has not secured financing prior to the drop-dead date
No Solicitation:
No solicitation, no talk clause with superior proposal out
Newton informs Galileo of any alternative proposal and details
Galileo has option for 3 business days to improve offer so that third-party proposal will not be deemed a superior proposal
If Newton receives a proposal that is reasonably likely to result in superior proposal and Special
Committee determines in consultation with legal counsel that it is inconsistent with fiduciary duties to not respond, Newton may furnish confidential information under a confidentiality agreement and negotiate proposal
Newton obligated to present the Merger Agreement for stockholder approval even if there is a superior proposal and Newton Board changes recommendation

CONFIDENTIAL

Overview of Proposed Transaction
Summary of Proposed Terms (Cont’d)
Expected Closing Date /
“Drop Dead” Date:
Transaction must be consummated by February 28, 2006
If the only unsatisfied closing conditions are receipt of HSR and other regulatory approvals or removal of restraining orders, then the date is extended until April 30, 2006
Corporate Governance:
VUN will receive two Board seats at Galileo
Newton will have no representation on Board of Galileo

CONFIDENTIAL

(Amounts in Millions, Except per Share Data)
Overview of Proposed Transaction
Implied Valuation Metrics
____________________
(1) Implied value based on price to Minority stockholders; does not intend to reflect the value received for VUN shares.
(2) Represents closing stock price on January 11, 2005. Announcement occurred after market close.
(3) Revenue and EBITDA multiples based on transaction value.
(4) Represents management’s Base Case estimates; assumes renegotiation of OA resulting in annual revenue of $45million beginning January 1, 2006.
Offer Price per Share to Minority Stockholders: $10.00
Fully Diluted Shares Outstanding:
20.9
Implied Offer Value:
(1)
$209.1
Less Net Cash: ($39.7)
Transaction Value: $169.5
Premium Analysis:
Day before Strategic Announcement
(2)
43.5%
Current
17.4%
1 Month Average 23.6%
3 Month Average 31.9%
6 Month Average
35.0%
1 Year Average 27.6%
52-Week High 9.94 0.6%
Implied Multiples:
(3)
Implied Multiples
2006E Adjusted Revenue
2.7x
2006E Adjusted EBITDA 16.0x
2006E Adjusted EPS 76.5x
7.41
$62.1
10.6
0.13
7.84
Base Case Results
(4)
7.58
8.52
Premiums Closing Price
8.09
$6.97

CONFIDENTIAL

Overview of Proposed Transaction
Key Outsourcing Agreement (OA) Terms
Concurrent with the negotiation of the definitive purchase agreement, VUN and Galileo have negotiated an outsourcing agreement;
Key terms are as follows:
Current
Outsourcing Agreement Galileo
Agreement Termination:
4.5 years (3/31/2010) 6 years (12/31/2011)
Outsourcing Agreement Fee:
2006
$61mm, but subject to Benchmarking $48mm
2007 $61mm, but subject to Benchmarking $42mm
2008
$61mm, but subject to Benchmarking $34mm
Thereafter $61mm, but subject to Benchmarking $34mm
Member-Based Pricing: No Incentive plan; Members ramp
to $12mm in 2011
Commitment to Current Roadmap: Yes No (more narrow scope of service)
Benchmarking: Yes No
Change of Control Provision:
Yes TBD
Other:
NA $975k of annual payments
for other services

Review of Process

CONFIDENTIAL

Review of Process
On October 18, 2004, Newton’s Board decided to evaluate strategic alternatives; on October 21, a Special
Committee was established
On December 3, 2004, Merrill Lynch was engaged
On January 11, 2005, Newton issued a press release announcing it had hired Merrill Lynch to explore strategic alternatives
Merrill Lynch conducted a broad auction process, contacting approximately forty-one potential buyers
Proactively contacted a broad universe of potential buyers and responded to all incoming inquiries
Parties expressing an interest were given a summary “Teaser” of public information
Of those expressing preliminary interest, fifteen parties executed an NDA and received a confidential information package, which included among other information:
Detailed review of business
Financial projections
Summary of VUN Outsourcing Agreement
Information regarding Newton’s net operating loss

CONFIDENTIAL

Review of Process
In order to better facilitate an understanding of the opportunity, Newton held introductory management discussions in San Jose for those parties demonstrating interest
Discussions were tailored to each respective buyer
Seven parties participated
In addition, Newton facilitated follow-up financial and technical diligence
On April 18, 2005, VUN announced its intention to be a seller of its Newton shares under certain conditions including the renegotiation of the OA; VUN also disclosed that based on results of a CSC study, it believed the fee it is paying Newton was significantly above a market competitive price
OA stipulates VUN’s right to “Benchmark”
On May 9, 2005, Galileo submitted a preliminary non-binding indication of interest reflecting the following key terms:
$10.00 per share for the Minority Shares
VUN would receive a 25% interest in Galileo in exchange for 100% of the VUN Shares
Subsequent to the receipt of this indication of interest, Newton and VUN established rules to govern the bidding and negotiation process – the “Rules of the Road” (see Appendix)
Bid structure would include both valuation for Newton shares as well as a proposal regarding the OA
Timing and structure of joint Newton/VUN diligence sessions (attendees, agenda, etc.)
Process for seeking clarification on bid submissions
Outline for final negotiation
(Cont’d)

CONFIDENTIAL

Review of Process
On May 29, 2005, as per the “Rules of the Road,” Newton provided VUN a list of the seven parties who continued to express interest in a transaction
Newton and VUN agreed that all seven parties would be invited to continue in the process
Of these, two parties chose to remove themselves from the process and five agreed to participate in joint
Newton / VUN sessions
In advance of the meetings, the potential bidders received a detailed “Scope of Services” document from
VUN that highlighted their expectations with respect to the negotiation of a new Outsourcing Agreement
During June 2005, the joint diligence sessions were conducted in Dallas at VUN’s headquarters
Detailed discussion of the VUN Outsourcing Agreement “Scope of Services” document
Discussion of the interested parties’ rationale for pursuing a transaction and qualifications relative to performance under the Outsourcing Agreement
Meetings were supplemented with follow-up calls and break-out sessions
On July 1, 2005, Merrill Lynch distributed to the five interested parties a procedures memo detailing the process and outlining requirements for submitting an initial bid
Bid submission date of July 29, 2005
(Cont’d)

CONFIDENTIAL

Review of Process
Additionally, in early July 2005, the five interested parties received the following information to assist in their submission of a final bid:
Draft Purchase Agreement
Access to an online dataroom
On July 29, 2005, two parties submitted written acquisition proposals
Galileo
–
Proposal :
– Outsourcing
Agreement :
Proposed annual fee of $50mm in 2006, $45mm in 2007 and $37mm in 2008 and
thereafter, expiring in 2011
–
Other :
Also submitted a mark-up of the Purchase Agreement and a financing commitment letter from GE
Capital
Faraday
–
Proposal :
– Outsourcing
Agreement :
Proposed annual fee of $45mm in 2006 and volume-based thereafter
– Other: Faraday did not submit a mark-up of the Purchase Agreement; only a short summary of how they would approach the contract
(Cont’d)
$10.00 per share for all Minority Shares
$10.00 per share for 1 million VUN Shares
Holders of VUN Shares would also receive equity of the pro forma entity equal to 21%
$7.75 per share for all Minority Shares
$2.75 per share for all VUN Shares

CONFIDENTIAL

Review of Process
On August 5, 2005, these proposals were reviewed with the Special Committee
Pursuant to the “Rules of the Road,” Merrill Lynch shared these bids with VUN, redacting all references to the proposed value per share to be paid for the outstanding Newton stock
During August, Merrill Lynch, VUN and Newton conducted follow-up conversations with both bidders to provide feedback and gain clarification regarding their proposal
VUN indicated that the Faraday proposal was not a viable option
On August 17, 2005, Galileo, Newton and VUN met in Dallas to discuss the initial bid and provide detailed feedback on Galileo’s proposal
Subsequently, Galileo revised its bid, increasing the cash consideration to VUN from $10 million to $20 million, reducing the scope of services to be provided under the OA and reducing its annual fee proposal to current levels
On August 31, 2005, based on further feedback, Galileo revised its bid to the current terms and entered into an exclusive negotiation with Newton and VUN
During September and October, the parties held several meetings to advance the negotiations
Accounting diligence in San Jose
Meetings to negotiate the Purchase Agreement and OA
Further technical diligence
Negotiation and diligence of Galileo’s financing commitment
(Cont’d)

Situation Overview

CONFIDENTIAL

Situation Overview
Expect Adjusted Revenues and EBITDA to decline in
2005
Newton's "growth" business is not growing
Non-Related Party (NRP) revenue is expected to
decline from 2004 levels
Forecasted growth in 2006 dependent on
reversing historical trend
Structural and environmental challenges that
precipitated Project Discovery still exist
Management continues to believe in the market
opportunity, but not attainable by Newton given flaws
in current relationship and structure
Significant frustration and unrest in the employee base
creating retention challenges
Fundamental challenges remain
VUN majority ownership position
VUN OA rights (exclusivity, benchmarking, CIC)
Significant public company costs
VUN approach to M@N and relationship with
Newton has changed materially
VUN has changed its e-commerce strategy to
"low cost" from "highly differentiated"
Interested in reducing scope in order to lower
costs
Spend Intelligence offering, a primary growth
driver for NRP revenue, is now perceived by
VUN as competitive; recently announced new
spend analytics division
Driven by GPO competitive landscape and financial
performance of hospitals
Value of VUN relationship and channel declining
Primary growth avenue – ability to leverage
channel – is now questionable
Unclear whether VUN desires an ongoing
relationship with Newton
General Status of VUN Relationship

CONFIDENTIAL

Situation Overview
Future of Outsourcing Agreement
Absent a Project Discovery transaction, Newton expects revenue under OA to decrease
VUN committed to achieving $15 - $25mm decrease in annual fee and has the right under the OA to
“Benchmark” as a means of effecting a fee reduction
If Newton refuses to negotiate, VUN expected to pursue benchmarking - which could reasonably be expected to result in a lower fee and likely to eliminate any chance of a continuing relationship after March 2010
Newton does not believe VUN would allow member-based pricing to overcome a reduction in OA fees
Increasingly apparent, there is a very real risk that agreement would not be renewed in 2010
Newton now believes VUN will engage in competitive bid process
Per the agreement, VUN will receive necessary licenses to M@N intellectual property, as well as transfer assistance to move M@N to a 3
rd
party of VUN's choosing
Galileo appears to be in an excellent position to win a competitive bid
– VUN is willing to consider utilizing Galileo's platform
– Synergies, lack of public company costs and not-for-profit orientation positions Galileo to propose a very competitive fee

CONFIDENTIAL

Situation Overview
Stand Alone Strategy
Newton would seek to negotiate new OA with VUN
In exchange for a significant reduction in annual fee, Newton would:
Narrow scope and cost of OA
Reach a deal to pursue Spend Intelligence opportunity
Negotiate other key terms (extension, benchmarking, CIC)
If unable to negotiate, parties would likely invoke benchmarking right
Likely to reduce fee; exposed to risk of potentially dramatic fee reduction
Acrimonious process could irreparably harm relationship and create a challenging operating environment
Would likely result in VUN not renewing contract in 2010
Uncertainty and distraction for employees, etc.
Many variables could change in a negotiation scenario:
Fee
Duration
Scope
Ability to leverage VUN channel to grow business

CONFIDENTIAL

Situation Overview
Scenarios Analyzed
We have analyzed four possible OA outcomes going forward:
Scenario 1:  Base Case:
Assumes negotiations result in $45mm annual fee through the current term (March 2010) vs. Galileo fee proposal of ~$38.7mm/year
– VUN would likely seek to match Galileo proposal of $38.7 million per year
After March 2010, assume new lower annual fee of $25mm
– Newton expects VUN to engage in competitive bidding process
– Intellectual property rights would allow Newton to transfer M@N to a low cost provider
Base Upside Downside "Win" BM
OA Annual Fees Through March 2010 $45mm $45mm $40mm $61mm
OA Annual Fees Thereafter $25mm $45mm $0mm $0mm

CONFIDENTIAL

Situation Overview
Scenario 2:  Upside Case:
Assumes negotiations result in $45mm annual fee through the current term (March 2010) vs. Galileo fee proposal of ~$38.7mm/year
– VUN would likely seek to match Galileo proposal of $38.7 million per year
After March 2010, relationship continues at $45mm annual fee
Scenario 3:  Downside Case:
Assumes negotiations result in $40mm annual fee through the current term (March 2010) vs. Galileo fee proposal of ~$38.7mm/year
After March 2010, relationship ends
– VUN engages in competitive bidding process
– Transfers M@N to 3
rd
party
Scenario 4:  "Win" Benchmarking Case:
Newton achieves best case scenario – retaining $61mm annual fee through the current term (March 2010)
– Assumes VUN does not reduce M@N scope and engage in another round of benchmarking
After March 2010, relationship ends
– VUN engages in competitive bidding process
– Transfers M@N to 3
rd
party
Scenarios Analyzed (Cont'd)

Review of Newton Financial Projections

CONFIDENTIAL

Key Modeling Assumptions
Review of Newton Financial Projections
Projections 2006 - 2008
Cost reduction initiatives including:
Management reduction
Significant outsourcing/offshoring of PDS and CSS operations
At lower OA fee levels, scope is assumed to be more narrow - enabling use of fewer outsourced contract workers
NRP revenue CAGR of 30%
An optimistic assumption given recent developments
Would require a wholesale change in VUN mindset
Move to new facility at April 1, 2007 at significantly reduced cost
MMS business (provider and supplier) operations abandoned/divested

CONFIDENTIAL

Key Modeling Assumptions (Cont'd)
Review of Newton Financial Projections
Non-Related Party (NRP) revenue grows at 20% from 2008 – 2010
Related Party (RP) revenue assumes OA revenue by case plus flat Market Intelligence and HCO Implementations
G&A expenses grow at 4% per year; RP expenses grow at 5% per year
G&A expenses drop by 5% when RP revenue drops to $25 million in the Base Case and by 15% when RP revenue drops to $0 million
RP expenses are 70% of RP revenue when RP revenue drops in the Base Case
NRP expenses are 72% of NRP revenue in 2009 and 70% in 2010
Depreciation of fixed assets equals capital expenditures which remain flat at 2008 percent of sales
Depreciation of capitalized software equals capitalized software development costs which remain flat at 2008 percent of gross operating expense
Working capital assumptions for A/R, A/P and deferred revenue remain flat at 2008 percent of NRP revenue, gross operating expense and NRP revenue, respectively.  All other working capital accounts remain flat
Projections beyond 2008

CONFIDENTIAL

Summary Financials - Base Case
(Dollars in Thousands)
Review of Newton Financial Projections
Assumes OA revenue of $45 million through March 13, 2010 and $25 million thereafter
____________________
(1) Adjusted Net Income equals EBITDA less depreciation and amortization plus interest income; excludes amortization of deferred compensation.  No taxes due to utilization of NOLs.
Fiscal Year Ended Pro Forma CAGR CAGR
2005E 2006E 2007E 2008E 2009E 2010E 2010E '03 - '05 '05 - '10
Adjusted Revenue
Related Party $61,522 $45,305 $45,204 $45,106 $45,106 $30,106 $25,106 (6.3%) (16.4%)
Non-Related Party 12,064 16,784 22,573 31,004 37,205 44,646 44,646 8.6% 29.9%
Total Adjusted Revenue 73,586 62,089 67,777 76,110 82,311 74,752 69,752 (4.2%) (1.1%)
G&A Expenses NA 16,128 14,736 14,601 15,185 15,200 15,003
Related Party Operating Expenses NA 21,493 20,540 21,609 22,689 19,137 17,574
Non-Related Party Operating Expenses NA 17,355 20,244 23,073 26,787 31,252 31,252
Gross Operating Expense 59,996 54,976 55,520 59,283 64,662 65,589 63,829 0.8% 1.2%
% of Total Sales 81.5% 88.5% 81.9% 77.9% 78.6% 87.7% 91.5%
Plus: Capitalized SW Development Costs 3,464 3,448 3,694 3,940 4,297 4,359 4,242
EBITDA 17,054 10,561 15,951 20,767 21,946 13,522 10,165
(10.3%) (9.8%)
Margin % 23.2% 17.0% 23.5% 27.3% 26.7% 18.1% 14.6%
Adjusted Net Income (1)
9,499 2,671 7,946 14,213 15,481 7,440 4,462 16.7% (14.0%)
Margin % 12.9% 4.3% 11.7% 18.7% 18.8% 10.0% 6.4%
Adjusted EPS $0.48 $0.13 $0.38 $0.66 $0.70 $0.32 $0.19
11.6% (16.4%)

CONFIDENTIAL

Summary Financials - Upside Case
(Dollars in Thousands)
Review of Newton Financial Projections
Assumes OA revenue of $45 million in perpetuity
Fiscal Year Ended CAGR CAGR
2005E 2006E 2007E 2008E 2009E 2010E '03 - '05 '05 - '10
Adjusted Revenue
Related Party $61,522 $45,305 $45,204 $45,106 $45,106 $45,106 (6.3%) (6.0%)
Non-Related Party 12,064 16,784 22,573 31,004 37,205 44,646 8.6% 29.9%
Total Adjusted Revenue 73,586 62,089 67,777 76,110 82,311 89,752 (4.2%) 4.1%
G&A Expenses NA 16,128 14,736 14,601 15,185 15,792
Related Party Operating Expenses NA 21,493 20,540 21,609 22,689 23,824
Non-Related Party Operating Expenses NA 17,355 20,244 23,073 26,787 31,252
Gross Operating Expense 59,996 54,976 55,520 59,283 64,662 70,868 0.8% 3.4%
% of Total Sales 81.5% 88.5% 81.9% 77.9% 78.6% 79.0%
Plus: Capitalized SW Development Costs 3,464 3,448 3,694 3,940 4,297 4,710
EBITDA 17,054 10,561 15,951 20,767 21,946 23,593 (10.3%) 6.7%
Margin % 23.2% 17.0% 23.5% 27.3% 26.7% 26.3%
Adjusted Net Income
(1)
9,499 2,671 7,946 14,213 15,481 16,639 16.7% 11.9%
Margin % 12.9% 4.3% 11.7% 18.7% 18.8% 18.5%
Adjusted EPS $0.48 $0.13 $0.38 $0.66 $0.70 $0.73 11.6% 8.7%
____________________
(1) Adjusted Net Income equals EBITDA less depreciation and amortization plus interest income; excludes amortization of deferred compensation.  No taxes due to utilization of NOLs.

CONFIDENTIAL

Summary Financials - Downside Case
(Dollars in Thousands)
Review of Newton Financial Projections
Assumes OA revenue of $40 million through March 31, 2010 without renewal
____________________
(1) Adjusted Net Income equals EBITDA less depreciation and amortization plus interest income; excludes amortization of deferred compensation.  No taxes due to utilization of NOLs.
Fiscal Year Ended Pro Forma CAGR CAGR
2005E 2006E 2007E 2008E 2009E 2010E 2010E '03 - '05 '05 - '10
Adjusted Revenue
Related Party $61,522 $40,305 $40,204 $40,106 $40,106 $10,106 $0 (6.3%) (100.0%)
Non-Related Party 12,064 16,784 22,573 31,004 37,205 44,646 44,646 8.6% 29.9%
Total Adjusted Revenue 73,586 57,089 62,777 71,110 77,311 54,752 44,646 (4.2%) (9.5%)
G&A Expenses NA 16,128 14,736 14,601 15,185 14,016 13,424
Related Party Operating Expenses NA 21,103 19,968 20,979 22,028 5,782 0
Non-Related Party Operating Expenses NA 17,355 20,244 23,073 26,787 31,252 31,252
Gross Operating Expense 59,996 54,586 54,948 58,653 64,000 51,050 44,676 0.8% (5.7%)
% of Total Sales 81.5% 95.6% 87.5% 82.5% 82.8% 93.2% 100.1%
Plus: Capitalized SW Development Costs 3,464 3,448 3,694 3,940 4,299 3,429 3,001
EBITDA 17,054 5,951 11,523 16,397 17,610 7,131 2,971
(10.3%) (29.5%)
Margin % 23.2% 10.4% 18.4% 23.1% 22.8% 13.0% 6.7%
Adjusted Net Income
(1)
9,499 (1,974) 3,414 9,671 10,891 2,309 (1,011) 16.7% (163.9%)
Margin % 12.9% (3.5%) 5.4% 13.6% 14.1% 4.2% (2.3%)
Adjusted EPS $0.48 ($0.10) $0.16 $0.45 $0.49 $0.10 ($0.04) 11.6% (162.1%)

CONFIDENTIAL

Summary Financials - “Win” Benchmarking Case
(Dollars in Thousands)
Review of Newton Financial Projections
Assumes OA revenue of $61 million through March 31, 2010 without renewal
____________________
(1) Adjusted Net Income equals EBITDA less depreciation and amortization plus interest income; excludes amortization of deferred compensation.  No taxes due to utilization of NOLs.
Fiscal Year Ended Pro Forma CAGR CAGR
2005E 2006E 2007E 2008E 2009E 2010E 2010E '03 - '05 '05 - '10
Adjusted Revenue
Related Party $61,522 $61,305 $61,204 $61,106 $61,106 $15,356 $0 (6.3%) (100.0%)
Non-Related Party 12,064 16,784 22,573 31,004 37,205 44,646 44,646 8.6% 29.9%
Total Adjusted Revenue 73,586 78,089 83,777 92,110 98,311 60,002 44,646 (4.2%) (9.5%)
G&A Expenses NA 16,128 14,736 14,601 15,185 14,016 13,424
Related Party Operating Expenses NA 22,663 22,256 23,496 24,671 6,476 0
Non-Related Party Operating Expenses NA 17,355 20,244 23,073 26,787 31,252 31,252
Gross Operating Expense 59,996 56,146 57,236 61,170 66,643 51,744 44,676 0.8% (5.7%)
% of Total Sales 81.5% 71.9% 68.3% 66.4% 67.8% 86.2% 100.1%
Plus: Capitalized SW Development Costs 3,464 3,448 3,694 3,940 4,293 3,333 2,878
EBITDA 17,054 25,391 30,235 34,880 35,960 11,591 2,848
(10.3%) (30.1%)
Margin % 23.2% 32.5% 36.1% 37.9% 36.6% 19.3% 6.4%
Adjusted Net Income (1)
9,499 17,613 22,564 28,881 30,297 8,384 621 16.7% (42.0%)
Margin % 12.9% 22.6% 26.9% 31.4% 30.8% 14.0% 1.4%
Adjusted EPS $0.48 $0.86 $1.07 $1.34 $1.36 $0.37 $0.03 11.6% (43.7%)

Newton Valuation Analysis

CONFIDENTIAL

Newton Valuation Analysis
Public Market Overview
____________________
(1) Last available research dated April 26, 2005.
(2) Earnings adjusted to include depreciation and amortization.
(2)
($ in mm, except per share data)
Share Price (10/05/05) $8.52
52-Week High 9.94
52-Week Low 4.76
Market Value $177.2
Less: Cash & Equivalents (39.7)
Enterprise Value $137.6
Revenue EBITDA Cash EPS
Wall Street Research
2005E $73.5 $16.2 $0.48
2006E NA NA NA
Management Base Case
2005E $73.6 $17.1 $0.48
2006E 62.1                 10.6                 0.13
Cash
Revenue EBITDA P/E
Wall Street Research
2005E 1.9x 8.5x 17.7x
2006E NA NA NA
Management Base Case
2005E 1.9x 8.1x 17.8x
2006E 2.2x 13.0x 65.1x
Enterprise Value /
Newton
Implied Multiples
Financial Summary
(1)
(1)

CONFIDENTIAL

____________________
Source:  FactSet and Newton Press Releases.
Newton Stock Price Performance
Newton Valuation Analysis
Last Twelve Months
52-Week-High $9.94
52-Week-Low  $4.76
1/11/05 - Newton retains Merrill
Lynch to explore strategic
alternatives; VUN retains Lazard
as its financial advisor
4/18/05 - VUN indicate that based on CSC
report they believe the market competitive
rate for services provided by Newton is
significantly below the current rate
1/26/05 - Independent consultants
engaged to assess Newton's
offering to Novation
1/9/05 - Compensation
Committee approved certain
change of control provisions for
the employees of the Company
7/25/05 – Newton announces
Q2 Financial Results
4/11/05 – Newton announces
Q1 Financial Results
2/22/05 – Newton announces
FY 2004 Financial Results
Current
$8.52
Offer Price
$10.00
12/31/04 - Board of Directors
approved amended and restated
employment agreements
$4.00
$5.00
$6.00
$7.00
$8.00
$9.00
$10.00
$11.00
10/5/04 11/14/04 12/25/04 2/3/05 3/16/05 4/25/05 6/5/05 7/15/05 8/25/05 10/5/05

CONFIDENTIAL
3.6%
29.6%
27.8%
28.5%
10.6%
0
1,000
2,000
3,000
4,000
5,000
6,000
$5.00 - $6.00 $6.00 - $7.00 $7.00 - $8.00 $8.00 - $9.00 $9.00 - $10.00

Last Twelve Months
100.0%
89.4%
61.0%
33.2%
3.6%
0
5,000
10,000
15,000
20,000
25,000
<$6.00 <$7.00 <$8.00 <$9.00 <$10.00
Newton Valuation Analysis
Stock Trading Analysis – Volume at Price per Share
____________________
Source:  FactSet.
(1) Shares in thousands.
Cumulative
Volume-Weighted
Average Share Price:
$7.66
Volume
(1)
: 700 5,817 5,446 5,585 2,074
Volume
(1)
: 700 6,517 11,963 17,548 19,622

CONFIDENTIAL

Since Announcement of Merrill Lynch Retention - 1/11/05
100.0%
91.9%
71.8%
10.1%
0
2,000
4,000
6,000
8,000
<$6.00 <$7.00 <$8.00 <$9.00
Newton Valuation Analysis
Stock Trading Analysis – Volume at Price per Share (Cont’d)
____________________
Source:  FactSet.
(1) Shares in thousands.
Since VUN 13d Filing - 4/18/05
Volume-Weighted
Average Share Price:
$7.73
Volume
(1)
: 700       4,997                  6,394          6,955
Volume-Weighted
Average Share Price:
$6.80
Volume
(1)
: 700 5,054 6,937 12,182 13,807
100.0%
88.2%
50.2%
36.6%
5.1%
0
5,000
10,000
15,000
<$6.00 <$7.00 <$8.00 <$9.00 <$10.00

CONFIDENTIAL

Newton Valuation Analysis
Valuation Methodology
Comparable Premiums Analysis
Calculated implied value based on the average premium realized in transactions of similar size and at the average premium paid to minority stockholders in  “squeeze out ” transactions
Comparable Acquisition Analysis
Calculated implied value based on LTM revenue and LTM EBITDA multiples paid in comparable acquisitions
Calculations based on LTM 2006 EBITDA discounted back to October 1, 2005 at 13%
Comparable Company Trading Analysis
Calculated implied value based on current revenue and EBITDA trading multiples for comparable companies
Focused on a universe of comparable Healthcare IT companies
Market-based valuation metrics applied to Newton’s projected 2006 Base-Case results (reflects full-year impact of potential renegotiation of Outsourcing Agreement)
Discounted Cash Flow Analysis
Calculated present value of 2006 – 2010 annual cash flows and 2010 terminal value cash flow based on a multiple of 10.0x-12.0x 2010 pro forma EBITDA as of October 1, 2005
Calculated value of future potential tax shields due to NOL utilization from 2011 through assumed expiration in 2020

CONFIDENTIAL
$5.87
$5.68
$6.98
$7.13 $7.14
$7.03
$7.67
$8.36
$9.42
$3.05
$6.24
$6.53
$8.00
$8.62
$8.88
$9.59
$8.71
$9.76
$11.32
$3.32
$2.00
$5.00
$8.00
$11.00
$14.00
Premium
Analysis
Squeeze Out
Premiums
Public Comparables
Analysis
DCF Precedent
Transactions
Analysis
Premiums
Paid
Squeeze Out
Premium
2006
Revenue
2006
EBITDA
2006
Revenue
2006
EBITDA
Base
Case
Upside
Case
Downside
Case
"Win"
Benchmarking

Summary Valuation
Equity Value per Share
(1)
Newton Valuation Analysis
____________________
(1) Per share amounts assume 20.8mm fully- diluted shares outstanding, cash of $39.7mm and debt of $0.0mm.
(2) Share price one day before strategic announcement.
(3) Represents implied value at October 1, 2005 discounted back at 13%.
5-Year Cash Flows 5-Year Cash Flows 5-Year Cash Flows 5-Year Cash Flows
Range: 20.0% – 40.0% 10.0% – 25.0% 2.0x – 3.0x 12.0x – 16.0x 1.75x – 2.25x 10.0x – 12.0x WACC 12.0% – 14.0% WACC 12.0% – 14.0% WACC 12.0% – 14.0% WACC 12.0% – 14.0%
10.0x – 12.0x 10.0x – 12.0x 10.0x – 12.0x 10.0x – 12.0x
Metric: $6.97 (2) $6.97 (2) $62.1 $10.6 $62.1 $10.6 EBITDA Multiple EBITDA Multiple EBITDA Multiple     EBITDA Multiple
Current
Price:
$8.52
Offer
Price:
$10.00
(3) (3)

CONFIDENTIAL

Premiums Paid Analysis – Healthcare Acquisitions
2002 – 2005 YTD with Equity Offer Value between $100mm - $400mm at Announcement
Newton Valuation Analysis
____________________
* Excluded from mean and median calculations.
Source:  SDC.
Note: Newton’s stock price from 1 day prior to announcement of exploration of strategic alternatives used.
Date
Announced Target Name Acquiror Name
09/30/05 Specialty Laboratories Inc AmeriPath Inc $314.6 1.6% 6.4% 1.7%
07/25/05 BioSource International Inc Invitrogen Corp 138.2 10.3% 10.8% 18.6%
07/20/05 Guilford Pharmaceuticals Inc MGI PHARMA Inc 212.1 59.6% 66.7% 42.6%
07/11/05 D&K Healthcare Resources Inc McKesson Corp 212.2 70.6% 71.4% 75.8%
06/23/05 InKine Pharmaceutical Co Salix Pharmaceuticals Ltd 188.4 63.6% 63.6% 55.7%
04/29/05 Corixa Corp GlaxoSmithKline PLC 300.8 47.7% 48.6% 51.7%
04/19/05 Orphan Medical Inc Jazz Pharmaceuticals Inc 140.6 25.7% 23.3% 14.9%
01/18/05 Impac Medical Systems Inc Elekta AB 248.2 32.4% 32.4% 32.4%
01/18/05 Cedara Software Merge Technologies 388.1 0.3% 3.6% 26.2%
12/17/04 Superior Consultant  Holdings Affiliated Computer Services 104.8 29.2% 35.4% 29.2%
11/04/04 Assisted Living Concepts Inc Extendicare Health Svcs Inc 128.0 23.7% 32.1% 42.3%
09/22/04 Endocardial Solutions Inc St Jude Medical Inc 279.6 5.1% 12.3% 44.9%
06/14/04 Prime Medical Services Inc Healthtronics Surgical Svcs 147.3 18.5% 31.6% 9.7%
06/01/04 ACLARA Biosciences Inc ViroLogic Inc 180.4 23.9% 27.9% 19.5%
05/13/04 Horizon Medical Products Inc Rita Medical Systems Inc 158.7 29.5% 9.3% (7.4%)
03/08/04 Interpore International Inc Biomet Inc 281.8 17.5% 27.8% 23.9%
11/03/03 Invivo Corp Intermagnetics General Corp 142.3 34.9% 34.6% 46.5%
08/05/03 CIMA Labs Inc aaiPharma Inc 366.3 0.0% (9.7%) (14.3%)
04/07/03 Bruker AXS Inc Bruker Daltonics Inc 104.6 44.2% 38.8% 28.3%
02/12/03 Caliper Technologies Corp Little Bear Investments LLC 114.9 50.0% 56.8% 47.5%
01/16/03 3-Dimensional Pharmaceuticals Johnson & Johnson Inc 133.9 89.4% 86.4% 88.2%
11/21/02 Synaptic Pharmaceutical Corp H Lundbeck A/S 121.8 8.3% 62.5% 62.1%
11/14/02 OraPharma Inc Johnson & Johnson Inc 103.8 2.2% 66.9% 53.4%
10/21/02 Meridian Medical Technologies King Pharmaceuticals Inc 247.9 16.6% 21.0% 50.9%
03/22/02 SpaceLabs Medical Inc Instrumentarium Oyj 139.9 (7.8%) * (6.9%) * 9.6% *
03/20/02 Collateral Therapeutics Inc Schering AG 158.9 121.0% * 127.3% * 164.7% *
02/27/02 Fusion Medical Technologies Baxter International Inc 148.9 20.5% 23.6% 33.5%
02/14/02 Oratec Interventions Inc Smith & Nephew PLC 310.7 40.4% 62.3% 59.2%
02/07/02 Glyko Biomedical Ltd BioMarin Pharmaceutical Inc 143.3 4.5% 13.4% 0.1%
Mean 28.5% 35.5% 34.7%
Median 23.9% 32.1% 33.5%
Newton Galileo $209.1 43.5% 31.6% 29.2%
Equity Value
($mil)
Premium
1 day
prior to
ann. date
Premium
1 week
prior to
ann. date
Premium
4 weeks
prior to
ann. date

CONFIDENTIAL

Premiums Paid Analysis – Internet & Software Acquisitions
2002 – 2005 YTD with Equity Offer Value between $100mm - $400mm at Announcement
Newton Valuation Analysis
____________________
* Excluded from mean and median calculations.
Source:  SDC.
Date
Announced Target Name Acquiror Name
10/03/05 Bindview Development Corp Symantec Corp $193.4 14.3% 14.3% 15.6%
08/22/05 Plumtree Software Inc BEA Systems Inc 205.7 17.8% 27.9% 48.2%
08/18/05 CyberGuard Corp Secure Computing Corp 289.1 12.2% 13.1% 24.2%
08/03/05 Epiphany Inc SSA Global Technologies Inc 327.6 7.7% 11.1% 21.4%
06/09/05 Niku Corp Computer Assoc Intl Inc 350.3 27.3% 33.3% 75.0%
05/09/05 Nuance Communications Inc ScanSoft Inc 213.8 84.6% 97.5% 114.1%
04/07/05 Concord Communications Inc Computer Assoc Intl Inc 332.2 71.0% 68.0% 73.3%
01/27/05 MAPICS Inc Infor Global Solutions 347.2 9.7% 14.2% 24.0%
01/25/05 Corio Inc IBM Corp 206.2 37.6% 34.3% 51.6%
01/19/05 Selectica Inc Trilogy Inc 135.0 19.8% 19.8% 22.7%
01/12/05 Verisity Ltd Cadence Design Systems Inc 302.7 60.2% 57.1% 45.5%
12/01/04 Nassda Corp Synopsys Inc 210.1 63.6% 60.9% 89.2%
10/04/04 MSC Software Corp ValueAct Capital Partners LP 273.9 12.6% 16.1% 19.8%
07/16/04 QRS Corp Investor Group 109.1 29.8% 26.2% 7.7%
07/11/04 Secure Computing Corp CyberGuard Corp 286.2 22.4% (27.4%) (21.3%)
04/29/04 Marimba Inc BMC Software Inc 238.4 69.4% 64.0% 31.6%
04/29/04 OneSource Information Services infoUSA Inc 105.1 7.3% 7.9% 7.5%
03/26/04 Switchboard Inc InfoSpace Inc 160.0 28.1% 23.0% 32.0%
01/28/04 Sanchez Computer Assoc Inc Fidelity Natl Finl Inc 182.2 16.1% 34.9% 56.6%
10/27/03 On Technology Corp Symantec Corp 101.1 15.9% 16.3% 57.5%
10/07/03 Concerto Software Inc Golden Gate Capital 140.9 28.9% 37.3% 25.8%
09/09/03 Lightspan Inc Plato Learning Inc 108.7 40.9% 34.2% 73.4%
08/06/03 iManage Inc Interwoven Inc 167.1 23.4% 31.2% 24.4%
08/04/03 Mercator Software Inc Ascential Software Corp 115.0 22.4% 34.5% 86.3%
07/23/03 Brio Software Inc Hyperion Solutions Corp 141.9 27.4% 24.2% 50.2%
07/23/03 Pinnacor Inc MarketWatch.com Inc 100.1 9.0% 8.5% 24.1%
07/16/03 Timberline Software Corp Best Software Inc 103.5 36.4% 38.0% 38.0%
04/24/03 SpeechWorks International Inc ScanSoft Inc 166.4 84.6% 85.3% 88.9%
04/03/03 Elite Information Group Inc Thomson Corp 121.5 40.4% 44.3% 40.7%
02/18/03 Multex.com Inc Reuters Group PLC 257.3 60.5% 61.2% 57.7%
01/21/03 Caminus Corp SunGard Data Systems Inc 153.5 260.0%
*
239.6%
*
267.3%
*
Equity Value
($mil)
Premium
1 day
prior to
ann. date
Premium
1 week
prior to
ann. date
Premium
4 weeks
prior to
ann. date

CONFIDENTIAL

Premiums Paid Analysis – Internet & Software Acquisitions (Cont'd)
2002 – 2005 YTD with Equity Offer Value between $100mm - $400mm at Announcement
Newton Valuation Analysis
____________________
Source:  SDC.
Note: Newton’s stock price from 1 day prior to announcement of exploration of strategic alternatives used.
Date
Announced Target Name Acquiror Name
12/23/02 Inktomi Corp Yahoo! Inc $249.1 41.0% 28.9% 10.7%
12/05/02 Hoovers Inc Dun & Bradstreet Corp 117.3 32.3% 25.4% 36.2%
10/28/02 Infinium Software Inc SSI Equity Associates 104.7 20.7% 32.1% 51.2%
06/25/02 Wink Communications Inc Liberty Broadband Interactive 101.2 7.5% 60.4% 29.9%
04/23/02 Innoveda Inc Mentor Graphics Corp 175.0 61.2% 67.4% 96.5%
03/18/02 Mechanical Dynamics Inc MSC Software Corp 127.6 57.0% 31.9% 71.4%
02/20/02 OTG Software Inc Legato Systems Inc 393.3 17.2% 9.5% (6.8%)
01/16/02 Centra Software Inc SmartForce PLC 277.0 16.3% 23.8% 25.6%
01/05/02 Talarian Corp TIBCO Software Inc 109.6 68.8% 77.3% 112.0%
Mean 33.9% 35.1% 44.4%
Median 27.4% 31.9% 38.0%
Newton Galileo $209.1 43.5% 31.6% 29.2%
Equity Value
($mil)
Premium
1 day
prior to
ann. date
Premium
1 week
prior to
ann. date
Premium
4 weeks
prior to
ann. date

CONFIDENTIAL

Minority “Squeeze Out” Premiums Paid Analysis
Precedent Transactions: 2002 – 2005 YTD with Deal Values between $100mm - $400mm
____________________
Source:  SDC.
Newton Valuation Analysis
Premium to
Pre-Announcement Price
Date Target Name Acquiror Name
06/27/05 NGC holdings Ltd Vector Ltd $349.5 67.2% 1.5% (2.9%)
05/17/05 Henderson China Holdings Ltd Henderson Land Dvlp Co Ltd 177.5 70.7% 68.4% 66.7%
04/29/05 Hutchison Global Comm Hldg Ltd Hutchison Telecommun Intl Ltd 298.3 52.5% 61.4% 49.5%
04/28/05 Sumisho Auto Leasing Corp Sumitomo Corp 376.2 52.9% (4.4%) 0.3%
04/20/05 Denny's Japan Co Ltd Ito-Yokado Co Ltd 313.1 51.6% 5.9% 8.3%
04/18/05 Nippon Broadcasting System Fuji Television Network Inc 224.8 85.5% (1.1%) 5.9%
04/01/05 Ports of Auckland Auckland Regional Holdings 120.2 80.0% 14.3% 24.0%
03/03/05 Siliconix Inc Vishay Intertechnology Inc 231.0 80.4% 28.9% 36.5%
02/28/05 NEC Soft Ltd NEC Corp 226.2 82.9% 6.0% 8.0%
02/28/05 NEC System Technologies Ltd NEC Corp 201.1 81.0% 6.2% 7.9%
02/16/05 Asahi Techno Glass Corp Asahi Glass Co Ltd 115.3 64.3% 18.0% 28.0%
01/27/05 Genencor International Inc Danisco A/S 183.8 84.0% 15.8% 23.9%
12/16/04 Konami TYO Konami Corp 118.4 63.1% 6.4% 5.4%
12/07/04 SRL Inc Fujirebio Inc 145.2 66.6% (5.3%) (2.1%)
12/02/04 NEC System Technologies Ltd NEC Corp 142.9 66.7% 22.1% 31.7%
12/02/04 NEC Soft Ltd NEC Corp 264.9 61.6% 21.7% 23.8%
10/25/04 Intier Automotive Inc Magna International Inc 227.5 86.3% 53.7% 52.2%
10/25/04 Decoma International Magna International Inc 224.7 74.0% 21.4% 26.9%
10/06/04 Sekiwa Real Estate Sekisui House 109.0 57.5% 15.0% 14.0%
09/27/04 Tokyu Department Store Co Ltd Tokyu Corp 164.5 59.2% (0.7%) 4.5%
08/06/04 Powerco Ltd Prime Infrastructure Group 205.5 53.6% 0.9% 0.5%
07/27/04 Bank of Asia PCL UOB 100.9 80.8% 3.9% 2.9%
07/16/04 Algeco SA TDR Capital LLP 193.0 67.0% 3.4% 7.7%
05/31/04 Centros Comerciales Carrefour Carrefour SA 174.0 97.2% 2.3% (5.0%)
05/14/04 Allied Material Corp Sumitomo Electric Industries 169.0 52.3% (0.7%) 2.0%
03/23/04 SAP Systems Integration AG SAP AG 180.3 70.0% 32.6% 33.8%
03/15/04 Abelle Ltd Harmony Gold Mining Co Ltd 104.3 75.7% 8.1% 11.1%
02/20/04 IDBI Bank Ltd IDBI 168.4 57.0% 51.7% 52.0%
02/06/04 Entenial SA Credit Foncier de France SA 204.0 71.5% (0.7%) 0.3%
01/20/04 Holsten-Brauerei AG Carlsberg Breweries A/S 310.1 51.0% 55.7% 10.1%
01/15/04 Phosphate Resource Partners LP IMC Global Inc 110.7 51.6% 16.8% 2.7%
12/18/03 Jonathans Co Ltd Skylark Co Ltd 159.3 53.6% 2.0% (3.8%)
12/08/03 Saeco International Group SpA PAI Partners 291.0 66.9% 2.6% (1.9%)
11/30/03 Digital GlobalSoft Ltd Hewlett Packard Leiden BV 309.4 50.0% 62.8% 32.7%
Ownership
Initial Final
Deal
Value Deal
Prior to

CONFIDENTIAL

Minority “Squeeze Out” Premiums Paid Analysis (Cont'd)
Precedent Transactions: 2002 – 2005 YTD with Deal Values between $100mm - $400mm
____________________
Source:  SDC.
Newton Valuation Analysis
Premium to
Pre-Announcement Price
Date Target Name Acquiror Name
11/07/03 barnesandnoble.com Inc Barnes & Noble Inc $122.4 74.8% 27.1% 35.6%
09/28/03 TCL Commun Equip Share Co Ltd TCL Corp 371.3 56.7% 100.6% 107.9%
09/03/03 Tamro Oyj PHOENIX Int'l Beteligungs GmbH 230.9 58.9% 0.9% 4.9%
08/29/03 Cara Operations Ltd Cara Holdings Ltd 258.2 53.0% 14.3% 17.7%
06/12/03 Generali France Assurance SA Generali France Holding 243.8 69.0% 3.8% 5.1%
06/02/03 Ribapharm Inc ICN Pharmaceuticals Inc 187.3 79.6% 50.2% 23.0%
05/23/03 Fidelity Natl Info Solutions Fidelity Natl Finl Inc 391.9 57.2% 37.3% 24.1%
05/03/03 Top Glory Intl Hldgs Ltd COFCO(Hong Kong)Ltd 190.7 58.9% 74.1% 72.1%
05/02/03 BBAG Oest Brau-Beteiligungs AG Heineken NV 376.7 68.7% 62.1% 34.1%
04/25/03 Nippon Steel Chemical Co Ltd Nippon Steel Corp 114.1 67.6% (19.9%) (22.4%)
04/23/03 United Energy Ltd UED Holdings Ltd 358.6 57.1% 1.6% 1.3%
03/21/03 Hero AG FIM AG 169.7 74.0% 76.3% 77.7%
01/24/03 Incitec Ltd Orica Ltd 193.9 80.0% 47.3% 46.3%
11/29/02 Ontex NV ONV Holdco NV 170.9 78.6% 26.0% 16.5%
11/13/02 Banca Toscana Banca Monte dei Paschi di 214.0 83.0% 3.1% 14.0%
10/03/02 Cie Financiere Michelin Michelin SA 175.6 93.5% 9.9% 12.3%
09/18/02 Harvey Nichols Group PLC Broad Gain(UK)Ltd(Dickson) 105.7 50.1% 49.3% 35.5%
07/26/02 Tremont Corp Valhi Inc 127.0 64.6% 118.8% 96.4%
07/26/02 International Specialty Prods Samuel J Heyman 138.0 77.9% 33.8% 4.3%
07/22/02 Cereol Bunge Ltd 376.7 54.7% (4.9%) 1.0%
06/19/02 Rautakirja Oy SanomaWSOY Oyj 153.9 57.0% 13.8% 11.6%
06/05/02 Groupe Zannier Financiere Zannier 199.3 55.3% 12.1% 8.8%
05/28/02 Gulf Indonesia Resources Ltd Conoco Canada Resources Ltd 324.6 72.0% 20.1% 23.3%
04/29/02 ConSors Discount Broker AG BNP Paribas SA 179.2 66.4% 3.2% 1.6%
04/02/02 Nippon Mining & Metals Co Ltd Japan Energy Corp 305.7 57.6% (12.7%) (1.6%)
03/18/02 McAfee.com Corp Network Associates Inc 229.5 68.5% (5.1%) (0.7%)
02/28/02 Aiwa Co Ltd(Sony Corp) Sony Corp 118.0 61.4% (3.8%) (43.0%)
02/05/02 Bahia Sul Celulose SA Cia Suzano de Papel e Celulose 223.7 73.0% 148.5% 123.5%
01/24/02 Lapeyre(Financiere Poliet) Cie de Saint-Gobain SA 303.3 74.7% 37.8% 21.3%
01/10/02 Matsushita Seiko Matsushita Electric Industrial 303.7 57.6% 26.6% 28.8%
Mean 24.2% 20.9%
Median 14.3% 12.0%
Ownership
Initial Final
Deal
Value Deal
Prior to

CONFIDENTIAL

Comparable Transactions
2002 – 2005 YTD
Newton Valuation Analysis
____________________
* Excluded from mean and median calculations.
Source:  SDC.
(1) Excludes potential earn out payments.
(1)
Target Name Acquiror Name
09/29/05 IDX Systems GE Healthcare $1,212.4 2.1x 16.0x
08/29/05 NDCHealth Per-Se Technologies / Wolters Kluwer 965.8 2.5x 10.9x
07/10/05 IMS Health VNU 6,974.7 4.2x 13.1x
01/18/05 IMPAC Medical Systems Elekta 190.2 2.7x 23.4x
01/18/05 Cedara Software Merge Technologies 374.4 7.5x 20.3x
12/17/04 Superior Consultant  Holdings Affiliated Computer Services 110.3 1.0x 13.6x
11/16/04 VitalWorks (division of AMICAS) Cerner 100.0 1.4x NA
07/12/04 ViPS WebMD 170.9 2.7x 9.3x
12/08/03 PlanVista Proxymed 104.9 3.2x 10.6x
10/22/03 MediFAX-EDI WebMD 280.0 4.9x NA
07/21/03 Practiceworks Eastman Kodak 489.6 3.6x 18.3x
06/16/03 Advanced Business Fulfillment WebMD 110.0 1.7x NA
04/21/03 Synavant Dendrite International 45.3 0.3x NM
05/02/02 ALI Technologies McKesson 295.2 8.5x * 34.6x *
Mean 2.9x 15.0x
Median 2.7x 13.6x
Newton Galileo $169.5 2.3x 9.8x
Enterprise
Value
($mil)
Enterprise
Value / LTM
Revenue
Enterprise
Value / LTM
EBITDA
Date
Announced

CONFIDENTIAL

Publicly Traded Comparables
(Dollars in Millions, Except per Share Data)
____________________
* Excluded from mean and median calculations.
Source:  Wall Street research, company filings, and First Call.
(1) Based on diluted share count using the treasury stock method.
(2) Enterprise Value = Market Value + Debt – Cash.
(3) Includes value of public ownership in WebMD Health.
Newton Valuation Analysis
Price on % of 52 Wk Market Enterprise 5-Yr EPS
Company 10/5/05 High Value
(1)
Value
(2)
Growth
Healthcare IT Comparables
Emdeon (WebMD)
(3)
$10.69 91.4% $3,984.3 $3,917.6 3.0x 2.8x 21.9x 18.1x 19.2x 16.2x 20.0% 1.0x 0.8x
Cerner Corp 82.81 94.6% 3,276.0 3,297.9 2.9x 2.6x 12.6x 10.0x 38.4x 31.2x 25.0% 1.5x 1.2x
Eclipsys Corp 17.41 83.1% 888.6 780.2 2.1x 1.8x 44.7x 16.3x NM 29.9x 25.0% NA 1.2x
Allscripts Healthcare Solutions * 16.91 88.6% 771.5 719.1 6.0x * 4.9x * 43.8x * 25.7x * NM * 36.1x * 30.0% * NA * 1.2x *
Per-Se Technologies 19.70 83.7% 689.1 768.5 2.0x 1.9x 13.4x 11.6x 17.9x 15.4x 17.5% 1.0x 0.9x
TriZetto Group 14.13 81.5% 621.5 596.3 2.1x 1.9x 12.8x 10.3x 36.9x 26.0x 20.0% 1.8x 1.3x
Omnicell 9.84 69.1% 267.1 239.1 1.9x 1.7x NM 19.8x * NM 31.0x 15.0% NA 2.1x
ProxyMed 4.88 42.9% 62.0 83.2 0.9x 0.8x 10.1x 6.5x NM NM NA NA NA
Mean 2.1x 1.9x 19.3x 12.1x 28.1x 24.9x 20.4% 1.3x 1.3x
Median 2.1x 1.9x 13.1x 11.0x 28.1x 27.9x 20.0% 1.3x 1.2x
Newton - Street Estimates $8.52 85.7% $177.2 $137.6 1.9x NA 8.5x NA 17.7x NA NA NA NA
Newton - Mgmt Base Case - At Market $8.52 85.7% $177.2 $137.6 1.9x 2.2x 8.1x 13.0x 17.8x 65.1x (16.4%) NM NM
Newton - Mgmt Base Case - At Offer $10.00 100.6% $209.1 $169.5 2.3x 2.7x 9.9x 16.0x 20.9x 76.5x (16.4%) NM NM
2005E 2006E 2005E 2006E
PEG Enterprise Value / Revenue Enterprise Value / EBITDA P/E
2005E 2006E 2005E 2006E

CONFIDENTIAL

Discounted Cash Flow Analysis – Base Case
Newton Valuation Analysis
(Dollars in Millions, Except Per Share Data)
EBITDA Exit Multiple Method
____________________
(1)    Equity Value = Enterprise Value + Net Cash of $39.7mm – Severance and other one-time costs of $3.9mm. Includes net present value of NOLs of $2.2mm (at mid-point of discount range).
+ =
2006 2007 2008 2009 2010 2010 PF
Revenue $62.1 $67.8 $76.1 $82.3 $74.8 $69.8
   Y-o-Y growth % (15.6%) 9.2% 12.3% 8.1% (9.2%) (6.7%)
EBITDA $10.6 $16.0 $20.8 $21.9 $13.5 $10.2
   Margin % 17.0% 23.5% 27.3% 26.7% 18.1% 14.6%
Less: Changes in working capital (1.0) (0.4) (0.6) (0.4) (0.7) (0.1)
Less: Capital expenditure (3.0) (5.0) (3.0) (3.2) (2.9) (2.7)
Less: Capitalization of SW Development (3.4) (3.7) (3.9) (4.3) (4.4) (4.2)
Unlevered Free Cash Flow $3.1 $6.8 $13.3 $14.0 $5.6 $3.1
Free Cash Flow Growth Rate (73.3%) 121.8% 93.8% 5.6% (60.4%) (44.0%)
Fiscal Year Ended
Disc. PV of Terminal Value at a
Discount Cash Flows Multiple of 2010 EBITDA Enterprise Value Equity Value
(1)
Value per Share
Rate (2006-2010) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x
12.0% 30.6 $56.1 $61.7 $67.3 $86.6 $92.3 $97.9 $124.6 $130.2 $135.8 $5.99 $6.26 $6.53
12.5% 30.2 54.8 60.2 65.7 85.0 90.4 95.9 122.9 128.4 133.8 5.91 6.17 6.43
13.0% 29.8 53.5 58.9 64.2 83.3 88.7 94.0 121.2 126.6 131.9 5.83 6.09 6.34
13.5% 29.4 52.3 57.5 62.7 81.7 86.9 92.2 119.6 124.9 130.1 5.75 6.00 6.25
14.0% 29.1 51.1 56.2 61.3 80.2 85.3 90.4 118.1 123.2 128.3 5.68 5.92 6.17

CONFIDENTIAL

Discounted Cash Flow Analysis – Upside Case
Newton Valuation Analysis
(Dollars in Millions, Except Per Share Data)
EBITDA Exit Multiple Method
+ =
____________________
(1)     Equity Value = Enterprise Value + Net Cash of $39.7mm – Severance and other one-time costs of $3.9mm. Includes net present value of NOLs of $7.6mm (at mid-point of discount range).
Fiscal Year Ended
2006 2007 2008 2009 2010
Revenue $62.1 $67.8 $76.1 $82.3 $89.8
   Y-o-Y growth % (15.6%) 9.2% 12.3% 8.1% 9.0%
EBITDA $10.6 $16.0 $20.8 $21.9 $23.6
   Margin % 17.0% 23.5% 27.3% 26.7% 26.3%
Less: Changes in working capital (1.0) (0.4) (0.6) (0.4) (0.5)
Less: Capital expenditure (3.0) (5.0) (3.0) (3.2) (3.5)
Less: Capitalization of SW Development (3.4) (3.7) (3.9) (4.3) (4.7)
Unlevered Free Cash Flow $3.1 $6.8 $13.3 $14.0 $14.9
Free Cash Flow Growth Rate (73.3%) 121.8% 93.8% 5.6% 6.1%
Disc. PV of Terminal Value at a
Discount Cash Flows Multiple of 2010 EBITDA Enterprise Value Equity Value
(1)
Value per Share
Rate (2006-2010) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x
12.0% 36.0 $130.1 $143.1 $156.2 $166.2 $179.2 $192.2 $209.5 $222.5 $235.5 $10.07 $10.70 $11.32
12.5% 35.5 127.1 139.8 152.6 162.6 175.4 188.1 206.0 218.7 231.4 9.90 10.51 11.13
13.0% 35.0 124.2 136.6 149.0 159.2 171.6 184.1 202.6 215.0 227.4 9.74 10.34 10.93
13.5% 34.5 121.4 133.5 145.6 155.9 168.0 180.2 199.2 211.4 223.5 9.58 10.16 10.75
14.0% 34.1 118.6 130.4 142.3 152.6 164.5 176.4 196.0 207.8 219.7 9.42 9.99 10.56

CONFIDENTIAL

Discounted Cash Flow Analysis – Downside Case
Newton Valuation Analysis
(Dollars in Millions, Except Per Share Data)
____________________
(1)     Equity Value = Enterprise Value + Net Cash of $39.7mm – Severance and other one-time costs of $3.9mm. Includes net present value of NOLs of $0.0mm (at mid-point of discount range).
(2) Pro forma results represent continuing NRP business only.
EBITDA Exit Multiple Method
(2)
+ =
2006 2007 2008 2009 2010 2010 PF
Revenue $57.1 $62.8 $71.1 $77.3 $54.8 $44.6
   Y-o-Y growth % (22.4%) 10.0% 13.3% 8.7% (29.2%) (18.5%)
EBITDA $6.0 $11.5 $16.4 $17.6 $7.1 $3.0
   Margin % 10.4% 18.4% 23.1% 22.8% 13.0% 6.7%
Less: Changes in working capital (1.0) (0.4) (0.6) (0.4) (1.2) (0.2)
Less: Capital expenditure (3.0) (5.0) (3.0) (3.3) (2.3) (1.9)
Less: Capitalization of SW Development (3.4) (3.7) (3.9) (4.3) (3.4) (3.0)
Unlevered Free Cash Flow ($1.5) $2.4 $8.9 $9.7 $0.2 ($2.1)
Free Cash Flow Growth Rate n/a n/a 268.6% 8.6% (97.5%) n/a
Fiscal Year Ended
Disc. PV of Terminal Value at a
Discount Cash Flows Multiple of 2010 EBITDA Enterprise Value Equity Value
(1)
Value per Share
Rate (2006-2010) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x
12.0% 13.5 $16.4 $18.0 $19.7 $29.9 $31.6 $33.2 $65.7 $67.3 $69.0 $3.16 $3.24 $3.32
12.5% 13.3 16.0 17.6 19.2 29.4 31.0 32.6 65.1 66.7 68.3 3.13 3.21 3.28
13.0% 13.2 15.6 17.2 18.8 28.8 30.4 31.9 64.5 66.1 67.7 3.10 3.18 3.25
13.5% 13.0 15.3 16.8 18.3 28.2 29.8 31.3 64.0 65.5 67.1 3.08 3.15 3.22
14.0% 12.8 14.9 16.4 17.9 27.7 29.2 30.7 63.5 65.0 66.4 3.05 3.12 3.19

CONFIDENTIAL

Discounted Cash Flow Analysis – “Win” Benchmarking Case
Newton Valuation Analysis
(Dollars in Millions, Except Per Share Data)
(2)
+ =
____________________
(1)    Equity Value = Enterprise Value + Net Cash of $39.7mm – Severance and other one-time costs of $3.9mm. Includes net present value of NOLs of $0.0mm (at mid-point of discount range).
(2) Pro forma results represent continuing NRP business only.
EBITDA Exit Multiple Method
2006 2007 2008 2009 2010 2010 PF
Revenue $78.1 $83.8 $92.1 $98.3 $60.0 $44.6
   Y-o-Y growth % 6.1% 7.3% 9.9% 6.7% (39.0%) (25.6%)
EBITDA $25.4 $30.2 $34.9 $36.0 $11.6 $2.8
   Margin % 32.5% 36.1% 37.9% 36.6% 19.3% 6.4%
Less: Changes in working capital (1.0) (0.4) (0.5) (0.4) (1.2) (0.3)
Less: Capital expenditure (3.0) (5.0) (3.0) (3.2) (2.0) (1.5)
Less: Capitalization of SW Development (3.4) (3.7) (3.9) (4.3) (3.3) (2.9)
Unlevered Free Cash Flow $18.0 $21.2 $27.4 $28.1 $5.1 ($1.7)
Free Cash Flow Growth Rate 55.1% 17.8% 29.5% 2.5% (81.9%) n/a
Fiscal Year Ended
Disc. PV of Terminal Value at a
Discount Cash Flows Multiple of 2010 EBITDA Enterprise Value Equity Value
(1)
Value per Share
Rate (2006-2010) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x
12.0% 75.2 $15.7 $17.3 $18.8 $90.9 $92.5 $94.1 $126.7 $128.3 $129.8 $6.09 $6.17 $6.24
12.5% 74.4 15.3 16.9 18.4 89.8 91.3 92.8 125.5 127.1 128.6 6.04 6.11 6.18
13.0% 73.6 15.0 16.5 18.0 88.6 90.1 91.6 124.4 125.9 127.4 5.98 6.05 6.12
13.5% 72.9 14.6 16.1 17.6 87.5 89.0 90.4 123.3 124.7 126.2 5.93 6.00 6.07
14.0% 72.1 14.3 15.7 17.2 86.4 87.9 89.3 122.2 123.6 125.0 5.87 5.94 6.01

CONFIDENTIAL

Newton Valuation Analysis
Weighted Average Cost of Capital
(Dollars in Millions)
(1) Adjusted betas. Source: The Merrill Lynch Beta Book as of September 2005
(2) Unlevered Beta = (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)).  Assumes Beta of debt equals zero
(3) Unlevered Return = (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium))
(4) Levered Cost of Equity = (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium))
(5) WACC = ((Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity))
Comparable Levered Marginal Equity Debt to Unlevered Levered Unlevered
Companies
Beta
(1)
Tax Rate Debt Market Value Equity
Beta
(2)
Return
Return
(3)
Emdeon (WebMD) 1.68 35.0% $448.4 $3,984.3 11.3% 1.57 16.8% 16.0%
Cerner Corp 0.81 35.0% 154.2 3,276.0 4.7% 0.79 10.4% 10.2%
Eclipsys Corp 1.40 35.0% 0.0 888.6 0.0% 1.40 14.7% 14.7%
Allscripts Healthcare Solutions 1.35 35.0% 82.5 771.5 10.7% 1.26 14.4% 13.7%
Per-Se Technologies 1.00 35.0% 125.6 689.1 18.2% 0.89 11.8% 11.0%
TriZetto Group 1.37 35.0% 29.6 621.5 4.8% 1.33 14.5% 14.2%
Omnicell 1.27 35.0% 0.0 267.1 0.0% 1.27 13.8% 13.8%
ProxyMed 0.97 35.0% 26.2 62.0 42.2% 0.76 11.6% 10.0%
Average 1.23 35.0% 15.3% 1.16 13.5% 13.0%
Newton 1.390 35.0% 0.0 177.1 0.0% 1.39 14.7% 14.7%
Levered Cost of Equity
(4)
Macroeconomic Unlevered Beta's
Assumptions Debt/Equity 1.32 1.36 1.39 1.43 1.46
Risk Free Rate (10 year Treasury) 4.4% 0.0% 14.1% 14.4% 14.7% 14.9% 15.2%
Risk Premium 7.4% 10.0% 14.8% 15.1% 15.3% 15.6% 15.9%
Estimated Market Return 11.8% 20.0% 15.4% 15.7% 16.0% 16.3% 16.6%
30.0% 16.1% 16.4% 16.7% 17.0% 17.3%
40.0% 16.7% 17.0% 17.3% 17.7% 18.0%
WACC
(5)
Cost Unlevered Beta's
   of Debt   Debt / Equity 1.32 1.36 1.39 1.43 1.46
8.0% 0.0% 14.1% 14.4% 14.7% 14.9% 15.2%
8.5% 10.0% 13.9% 14.2% 14.4% 14.7% 14.9%
9.0% 20.0% 13.8% 14.1% 14.3% 14.6% 14.8%
9.5% 30.0% 13.8% 14.0% 14.2% 14.5% 14.7%
10.0% 40.0% 13.8% 14.0% 14.2% 14.5% 14.7%

Appendix

CONFIDENTIAL

Appendix
Review of Phase II Process - Next Steps
Newton and Voltaire, Urey and Nobel ("VUN" ) will endeavor to achieve the following within one week of agreeing to these procedures:
Newton will share with VUN a list of the potential buyers it intends to invite into the second round (the "Second Round
List")
VUN will comment as to whether they find any of the potential buyers unacceptable, indicating VUN would not consent to a transaction with that party. Although VUN will provide to Newton the rationale for excluding such potential buyers,
VUN shall be permitted to find any buyer or buyers unacceptable in their sole and absolute discretion (the Second Round
List, as it may revised to eliminate potential buyers that VUN find unacceptable, is referred to herein as the "Revised
Second Round List")
VUN will share with Newton a list of potential buyers (if any) that they find acceptable, that were not included in the
Second Round List ("Additional Candidates")
Newton will advise VUN as to whether it finds any Additional Candidate unacceptable; any Additional Candidate that
Newton does not find unacceptable shall be included in the Revised Second Round List, and all parties that appear on such list are referred to herein as “Potential Buyers”
Promptly following agreement as to the composition of the Revised Second Round List, VUN will share with Newton the term sheet it is developing with CSC (the "Term Sheet"), subject to the prior execution by Newton of a customary confidentiality agreement to be provided by VUN (the " Confidentiality Agreement")
Newton, on VUN's behalf, will forward the Term Sheet to the Potential Buyers, subject, in each case, to the prior execution of the Confidentiality Agreement
For purposes of these procedures:  “representatives” of any party shall include legal, financial and other advisors; references to
VUN shall include their respective representatives; and references to Newton shall include its representatives and any separate representatives of the independent committee of its Board of Directors.

CONFIDENTIAL

Appendix
Review of Phase II Process - Diligence
Promptly after forwarding the Term Sheet to Potential Buyers, Newton and VUN will arrange meetings, which they will endeavor to have occur within one to two weeks of the Term Sheet distribution, with the Potential Buyers for the purposes of permitting both VUN and the Potential Buyers to conduct due diligence. During these sessions the Potential Buyers will have the opportunity to discuss the Term Sheet, VUN's expectations related to a renegotiation of the Outsourcing Agreement (“OA”)
and conduct other customary diligence. In addition, these sessions will allow the Potential Buyers to discuss their e-commerce capabilities, and allow VUN to evaluate each Potential Buyer's acceptability as a potential e-commerce partner. Over the next few weeks, Newton and VUN will attempt to come to an agreement regarding the proposed agenda for and the primary participants from VUN at these meetings.
These meetings will be governed by the following guidelines:
A representative from Newton and/or Merrill Lynch will be present at all discussions between the Potential Buyers and
VUN. VUN and each Potential Buyer will agree not to have any substantive contact related to this process outside of the scheduled diligence session
VUN will not discuss with any Potential Buyer VUN's or such Potential Buyer's view as to an appropriate valuation for
Newton

CONFIDENTIAL

Appendix
Review of Phase II Process - Bidding Process
Following these diligence sessions, the Potential Buyers will be provided an instruction letter which will detail the specific requirements of their bid and a form definitive agreement. The terms of such documents shall be subject to the prior review and approval of VUN, which will not be unreasonably withheld or delayed, it being understood that Newton may redact from such documents all references to a proposed purchase price (the "Purchase Price") for Newton.
Based on all diligence performed to date, the Term Sheet and the meetings with VUN as detailed above, the Potential Buyers will be asked to submit a formal bid for the acquisition of Newton (the "Proposal"). The Proposal will include, among other things, (i) the Purchase Price, (ii) a mark-up of the definitive agreement and (iii) a mark-up of the Term Sheet.
Newton will share with VUN the Term Sheet mark-ups submitted by each of the Potential Buyers. VUN shall indicate to
Newton, after having reviewed such mark-ups, which of the Potential Buyers they still find acceptable and provide reasons to
Newton why any Potential Buyer is not acceptable to VUN.  VUN shall promptly thereafter have discussions with each of the acceptable Potential Buyers to review, clarify, and, if appropriate, negotiate and revise, such Term Sheet mark-ups.  A representative from Newton and/or Merrill Lynch will be present at all discussions.  Promptly following the conclusion of such discussions, VUN will notify Newton as to which of the Potential Buyers remain acceptable and provide reasons to
Newton why any Potential Buyer is not acceptable to VUN.  Newton will notify VUN as to those remaining Potential Buyers with which it intends to engage in further negotiation (the "Bidders").

CONFIDENTIAL

Appendix
Review of Phase II Process - Negotiation Process
Newton and its representatives will have responsibility for negotiating all components of each Bidder's Proposal.  However, representatives from VUN and/or Lazard will be present at all discussions between the Bidders and Newton, other than with respect to the Purchase Price.  During such discussions, representatives from VUN and/or Lazard will not comment to the
Bidder on issues being discussed unless requested to do so by Newton.  Except with respect to the Purchase Price, Newton and each Bidder will agree to not have any substantive contact related to this process outside of the presence of representatives from VUN and/or Lazard.

CONFIDENTIAL

Appendix
Review of Phase II Process - Final Negotiation
At the conclusion of this process, Newton and VUN will meet to discuss the Bidder with which to move forward (the
"Preferred Party"). To the extent that Newton and VUN are not in agreement on the party with which to move forward, Merrill
Lynch and Lazard will jointly develop a strategy to facilitate further negotiation with the Bidders in an effort to build consensus around one Preferred Party or multiple Preferred Parties.
Once designated, the Preferred Party will begin final negotiation of the definitive purchase agreement with Newton while simultaneously engaging in drafting and negotiating the amended OA with VUN. VUN will continue to be involved in the negotiation of all aspects of the definitive agreement, other than Purchase Price. All parties shall use reasonable efforts to move as quickly as possible to reach full negotiation of all aspects of the transaction.  It is understood and agreed, however, that no party is under any obligation to agree to a Preferred Party or to enter into a transaction, and that by participating in the process described herein no party is waiving any rights it may otherwise have.